   As filed with the Securities and Exchange Commission on October 14, 1997
                          Registration No. 33-94510

                        ------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.

                        ------------------------------

                                POST EFFECTIVE

                                AMENDMENT NO. 1

                                      to

                                   FORM S-8

                            REGISTRATION STATEMENT

                                    under

                          THE SECURITIES ACT OF 1933

                               ---------------

                             STEVEN MADDEN, LTD.
            (Exact name of registrant as specified in its charter)

        New York                                           13-3588231
  (State or other juris-                                 (I.R.S. Employer
  diction of organization)                             Identification No.)

            52-16 Barnett Avenue, Long Island City, NY      11104
           (Address of Principal Executive Offices)      (Zip Code)


                           (Full title of the plan)

                                Steven Madden
                                  President
                             Steven Madden, Ltd.
                             52-16 Barnett Avenue
                          Long Island City, NY 11104
                   (Name and address of agent for service)

                                (718) 446-1800
                   (Telephone number, including area code,
                            of agent for service)

                                                            continued overleaf

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information

Item 2.      Registrant Information and Employee Plan Annual Information

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents By Reference

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by Steven Madden, Ltd., a New York corporation (the "Corporation"), are incorporated herein by reference:

(1)   Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997.

(2)   Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

(3)   Proxy Statement on Schedule 14A dated May 30, 1997.

(4)   Annual Report on Form 10-KSB for the period ended December 31, 1996.

(5) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.      Description of Securities.

Not Applicable.

Item 5.      Interests of Named Experts and Counsel

Not Applicable.

Item 6.      Indemnification of Directors and Officers

Article IV of the By-Laws provides as follows:

                                 "ARTICLE IV"

                               INDEMNIFICATION

         Indemnification. The Corporation shall (a) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense of settlement of such action or suit, (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding, in each case to the fullest extent permissible under the indemnification provisions of Section 722 of the New York Business Corporation Law or any successor statute and (c) advance reasonable and necessary expenses in connection with such actions or suits, and not seek reimbursement of such expenses unless there is a specific determination that the officer or director is not entitled to such indemnification. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such persons may be entitled, under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7.      Exemption from Registration Claimed

Not Applicable.


Item 8.      Exhibits

The following is a complete list of exhibits filed as a part of this registration statement:

Exhibit No.     Document

4.1 Certificate of Incorporation of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2 Registration No. 33-67162-NY)

4.2 Amendment to the Certificate of Incorporation of the Corporation (Incorporated by reference to the Corporations' Registration Statement on Form SB-2 Registration No. 33-67162-NY).

4.4 Consulting Agreement dated as of March 23, 1995 between the Corporation and BOCAP Corp. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration No. 33-94510.

4.5 Amended and Restated By-Laws of the Corporation. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration No. 33-94510.

4.6 Stock Option Agreement dated as of June 1, 1995 between the Corporation and Sam Schwarz. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration No. 33-94510.

4.7             Stock Option Agreement dated as of June 17, 1995 between the
                Corporation and

                John Basile. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration No. 33-94510.

4.8 Stock Option Agreement dated as of March 23, 1995 between the Corporation and BOCAP Corp. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration No. 33-94510.

5.0 Opinion of Bernstein & Wasserman, LLP. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registraiton No. 33-94510.

23.1            Consent of Bernstein & Wasserman, LLP (included in Exhibit 5.0).
                Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registraiton No. 33-94510.

23.2            Consent of Richard A. Eisner & Company, LLP.


99.1            Reoffer Prospectus of the Corporation.


Item 9.         Undertakings

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, the paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof; and;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on the 10th day of October, 1997.

                                         STEVEN MADDEN, LTD

                                         By: /s/ Steven Madden
                                            -----------------------------------
                                            Steven Madden
                                            Chairman of the Board, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                            Title                              Date
---------                                            -----                              ----
/s/ Steven Madden                    Chairman of the Board, President and               October 10, 1997
------------------------------       and Chief Executive Officer
Steven Madden

/s/ Rhonda Brown                     Chief Operating Officer and Director               October 10, 1997
------------------------------
Rhonda Brown

/s/ Arvind Dharia                    Chief Financial Officer and Director               October 10, 1997
------------------------------
Arvind Dharia

/s/ John Basile                      Director of Operations and Director                October 10, 1997
------------------------------
John Basile

/s/ John L. Madden                   Director                                           October 10, 1997
------------------------------
John L. Madden

/s/ Les Wagner                       Director                                           October 10, 1997
------------------------------
Les Wagner

/s/ Peter Migliorini                 Director                                           October 10, 1997
------------------------------
Peter Migliorini


                                      7



                               STEVEN MADDEN, LTD

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8



                                      8


                                INDEX TO EXHIBITS


         Exhibit No.                Document
         -----------                --------

4.1 Certificate of Incorporation of the Corporation (Incorporated by reference to Corporation's Registration Statement on Form SB-2
             Registration No. 33-67162-NY)

4.2          Amendment to the Certificate of Incorporation of the Corporation
             (Incorporated by reference to the Corporations' Registration
             Statement on Form SB-2 Registration No. 33-67162-NY).

4.4          Consulting Agreement dated as of March 23, 1995 between the
             Corporation and BOCAP Corp. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration
             No. 33-94510.

4.5 Amended and Restated By-Laws of the Corporation. Incorporated by reference to the Corporation's Registration Statement on Form
             S-8, Registration No. 33-94510.

4.6          Stock Option Agreement dated as of June 1, 1995 between the
             Corporation and Sam Schwarz. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration
             No. 33-94510.

4.7          Stock Option Agreement dated as of June 17, 1995 between the
             Corporation and John Basile. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration
             No. 33-94510.

4.8          Stock Option Agreement dated as of March 23, 1995 between the
             Corporation and BOCAP Corp. Incorporated by reference to the Corporation's Registration Statement on Form S-8, Registration
             No. 33-94510.

5.0 Opinion of Bernstein & Wasserman, LLP. Incorporated by reference to the Corporation's Registration Statement on Form S-8,
             Registraiton No. 33-94510.

23.1         Consent of Bernstein & Wasserman, LLP (included in Exhibit 5.0).
             Incorporated by reference to the Corporation's Registration
             Statement on Form S-8, Registraiton No. 33-94510.

23.2         Consent of Richard A. Eisner & Company, LLP.

99.1         Reoffer Prospectus of the Corporation.

                                      9


